EXHIBIT 16.1

[Mendoza Berger & Company, LLP Letterhead]

May 26, 2010

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:           CN Dragon Corporation
File No. 000-53771

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K A/1 of CN Dragon Corporation, for the event that occurred on May 20, 2010, and agree with the statements concerning our firm contained therein.

Very truly yours,

/s/ Mendoza Berger & Company, LLP

Irvine, CA